PROMISSORY NOTE

$90,000                                                            JUNE 26, 2003

For valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned Vertical Computer Systems, Inc. ("Promissor"), promises to pay to the order of Robert Mokhtarian ("Promissee"), in lawful money of the United States of America the principal amount of Ninety Thousand Dollars ($90,000.00 U.S.), together with interest on the amount of such principal outstanding from time to time at the rate of ten (10%) per annum, calculated on the basis of a three hundred sixty (360) day year containing twelve (12) months of thirty (30) days each (the "Basic Interest Rate"), at the times and in the manner provided herein. "Loan Documents" shall include any related agreements referencing this promissory note (the "Note"), including any security agreements.

1. Payment of Principal and Interest. Principal and interest shall be paid as follows: The principal, and all interest, fees, charges, and other amounts owing hereunder and then unpaid shall be due and payable on March 28, 2004 (the "Maturity Date"). Promissor shall pay all amounts owing under this Note in immediately available funds to Promissee at Promissee's address as set forth herein, or at such other place as may be specified in writing by Promissee. Each payment, when made, shall be credited first to interest then due, and then at the option of Promissee to principal, late charges, and other fees and expenses outstanding hereunder in such order as Promissee may determine.

2. Collateral as Security. This Note is secured by certain collateral, which encumbers, among other things, the interest of in certain assets, as more particularly described therein (the "Collateral"). This Note and the Collateral Pledge Agreement of even date herewith, between Promissee and Pledgor(s), and any other documents or instruments given or to be given to Promissee to secure the indebtedness evidenced by this Note are collectively referred to herein as the "Loan Documents". The Company under no circumstances will cancel the stock being held as Collateral unless required to do so by a state or federal regulatory body.

3. Interest Rate Upon Default. Should Promissor fail to pay any amount owing hereunder as and when due, whether the same is due regularly as scheduled or by reason of acceleration following default or otherwise, then interest shall accrue on the past due amount at the Basic Interest Rate.

4 Default; Remedies. Each of the following occurrences and conditions shall constitute an Event of Default upon written notice by Promissee to Promissor:

      a. failure by Promissor to pay within five (5) business days of the date when due any money, whether principal, interest, or otherwise, under this Note, or the breach or default of any obligation to pay money under or secured by the CollateralAgreement; or

      b. failure of Promissor to perform any obligation other than an obligation to pay money, as and when performance of such obligation is due under this Note or Loan Documents which failure continues for fifteen (15) days after notice thereof from Promissee to Promissor; or

      c. Vertical pledge any of its ownership interest in Now Solutions to another party as collateral for any loan without pledging the same interest to Promissee on an equal basis. .

Notwithstanding anything to the contrary herein or any Loan Document, if at any time following the occurrence of any Event of Default, or following the occurrence of any event as a consequence of which the obligations evidenced hereby may be accelerated, then at the election of Promissee and providing that Promissor has not cured the Event of Default within seven (7) business days after written notice from Promissee, the entire amount of principal then outstanding under this Note and all interest, fees, charges, and other amounts owing and then unpaid hereunder shall become immediately due and payable, and Promissee may exercise any and all rights that it may have under the Loan Documents, at law, in equity, and otherwise.


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5. Attorneys' Fees. Promissor shall pay to Promissee upon demand all costs and expenses incurred by Promissee in connection with determination, protection, or enforcement of any and all of Promissee's rights hereunder or under any of the Loan Documents, including enforcement of any and all obligations of Promissor hereunder and thereunder and protection, enhancement, or maintenance of the security interests securing such obligations or the priority of the same .

6. Waiver of Notice. Promissor and each endorser, guarantor and surety of this Note hereby waive diligence, demand, presentment for payment, notice of discharge, notice of nonpayment, protest and notice of protest, and specifically consent to and waive notice of any renewals or extensions of this Note, whether made to or in favor of Promissor or any other person or persons. Promissor and each endorser, guarantor and surety of this Note further .

7. Notices. All notices required hereunder or pertaining hereto shall be in writing and shall be deemed delivered and effective upon the earlier of (i) actual receipt, or (ii) the date of delivery or refusal of the addressee to accept delivery if such notice is sent by express courier service or United States mail, postage prepaid, certified or registered, return receipt requested, in either case to the applicable address as follows:

To Promissee:     Robert Mokhtarian
                  3436 Verdugo Road, Suite 250
                  Glendale, CA  91208

To Promissor:     Vertical Computer Systems, Inc.
                  6336 Wilshire Boulevard
                  Los Angeles, CA 90048
                  Attn: President

Notwithstanding the foregoing, any notice under or pertaining to the Loan Documents or the obligations secured thereby given and effective in accordance with applicable law shall be effective for purposes hereof. Either party may change the address at which it is to receive notices hereunder to another business address within the United States (but not a post office box or similar mail receptacle) by giving notice of such change of address in accordance herewith.

8. Exercise of Rights. No single or partial exercise of any of Promissee's rights or powers under this Note or any of the other Loan Documents shall preclude any other or further exercise thereof or the exercise of any other right or power. Promissee at all times shall have the right to proceed against any portion of the security which secures payment of the indebtedness evidenced hereby in such order and manner as Promissee may elect without waiving any rights with respect to any other portion of such security. Each and all rights and remedies of Promissee hereunder and under the Loan Documents are cumulative and in addition to each and all other such rights and remedies. No exercise of any right or remedy shall preclude exercise of any other right or remedy.

9. No Waiver. No failure of Promissee to insist upon strict performance of any obligation of Promissor or to exercise any right or remedy hereunder or under the Loan Documents, whether before or after any default, shall constitute or give rise to a waiver thereof, and no waiver of any default shall constitute a waiver of any future default or of any other default.

10. Assignment; Successors and Assigns. Promissee may assign or otherwise transfer all or any part of its interest herein. Promptly following written notice of such assignment or other transfer, duly executed by Promissee, Promissor shall render full and complete performance hereunder as and when due to the transferee so designated by Promissee. Promissor shall not assign or transfer all or any of its interests or obligations hereunder, and any attempted or purported assignment or transfer by Promissor shall be void and of no force or effect, except to the extent that the same may be expressly permitted under the Stock Pledge Agreements. Subject to the foregoing, the terms of this Note shall apply to, be binding upon, and inure to the benefit of ail parties hereto and their successors and assigns.

11. Modification. This Note shall not be modified, amended, or terminated, except by written agreement duly executed and delivered by both Promissee and Promissor.


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12. Conflicts. In the event of any conflict between any provision of this Note and any provision of the Stock Pledge Agreements or the Loan Documents, which conflict cannot reasonably be resolved in such a way as to give effect to all provisions herein and therein contained, this Note shall govern.

13. Severability. If any provision of this Note or any payments pursuant to the terms hereof shall be invalid or unenforceable to any extent, the remainder of this Note and any other payments hereunder shall not be affected thereby and shall be enforceable to the greatest extent permitted by law.

14. Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of California and subject to the jurisdiction and venue of the state and federal courts of Los Angeles, California.

         IN WITNESS WHEREOF, Promissor has executed and delivered this Note as of the date first written above.

                                        VERTICAL COMPUTER SYSTEMS, INC.


                                        By _____________________________________
                                           Richard Wade, President


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